Registration No. ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MAXWELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-2390133
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9244 Balboa Avenue
San Diego, California 92123
(858) 503-3300
(Address of Principal Executive Offices, including ZIP Code)

Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan
and
Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan
(Full Title of the Plans)

Richard D. Balanson, Ph.D
President and Chief Executive Officer
Maxwell Technologies, Inc.
9244 Balboa Avenue
San Diego, California 92123
(858) 503-3300
(Name and Address of Agent for Service)

with copies to:

Kenneth D. Polin, Esq.	Deepak Nanda, Esq.
Foley & Lardner LLP	Foley & Lardner LLP
402 W. Broadway, Suite 2300	2029 Century Park East, Suite 3500
San Diego, California 92101-3542	Los Angeles, California 90067
(619) 234-6655	(310) 277-2223

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(1)(3)
Common Stock, par value
$0.10 per share:
--2005 Omnibus Equity	750,000 shares	$10.06	$7,545,000	$888.05
Incentive Plan
--2004 Employee Stock	500,000 shares	$10.06	$5,030,000	$592.03
Purchase Plan

Total	1,250,000 shares	--	$12,575,000	$1,480.08

(1)	This Registration Statement includes 750,000 shares to be registered under Maxwell Technologies, Inc.’s 2005 Omnibus Equity Incentive Plan (the “Omnibus Plan”), and 500,000 shares to be registered under Maxwell Technologies, Inc.’s 2004 Employee Stock Purchase Plan (the “Purchase Plan”). The number of shares of Common Stock is the maximum number of shares issuable upon the exercise of options or vesting of other awards, which have been or may be granted pursuant to the Omnibus Plan, and issuable pursuant to the Purchase Plan, respectively. This Registration Statement also covers such additional number of shares of Common Stock as may become issuable as a result of any future adjustments in accordance with the terms of the Omnibus Plan or the Purchase Plan, and which result in an increase in the number of outstanding shares of Common Stock.

(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of Common Stock to be offered or issued pursuant to terms of the Omnibus Plan or the Purchase Plan that provide for a change in the number of securities offered or issued as a result of a stock split, stock dividend or similar transaction.

(3)	The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices of a share of Maxwell Technologies, Inc. Common Stock on the Nasdaq National Market on June 17, 2005.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS

        Certain information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

        The following documents filed with the Commission by Maxwell Technologies, Inc. (the “Registrant”) are hereby incorporated herein by reference:

        (a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 1-15477), filed with the Commission on March 23, 2005, which includes audited financial statements as of December 31, 2004 and 2003, and for the three years in the period ended December 31, 2004.

        (b)     The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 25, 2005 (Commission File No. 1-15477), filed with the Commission on May 9, 2005.

        (c)     The Registrant’s Current Reports on Form 8-K (Commission File No. 1-15477) filed with the Commission on February 18, 2005, February 24,2005, March 9, 2005, March 18, 2005, May 9, 2005 and June 10, 2005.

        (d)     All other reports which the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the document referred to in item (a) above.

        (e)     The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 000-10964) filed with the Commission on March 8, 1983, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

        Not applicable.

Item 5.     Interests of Named Experts and Counsel.

        None.

Item 6.     Indemnification of Directors and Officers.

        The Registrant is a Delaware corporation and has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

        The Registrant has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.

        In addition, the Registrant has entered into indemnification agreements with its officers and directors with respect to losses arising out of their capacity as officers or directors, and it is anticipated that similar agreements may be entered into, from time to time, with its officers and directors in the future.

Item 7.     Exemption from Registration Claimed.

        Not applicable.

Item 8.     Exhibits.

        The exhibits filed herewith or incorporated herein by reference are set forth in the attached Index to Exhibits.

Item 9.     Undertakings.

        (a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 22nd day of June, 2005.

MAXWELL TECHNOLOGIES, INC.
By: /s/ RICHARD D. BALANSON
Richard D. Balanson
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Richard D. Balanson, President and Chief Executive Officer, and David H. Russian, Vice President – Finance, Treasurer, Chief Financial Officer and Secretary, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ RICHARD D. BALANSON	President, Chief Executive Officer and Director	June 22, 2005
Richard D. Balanson	(Principal Executive Officer)

/s/ DAVID H. RUSSIAN	Vice President - Finance, Treasurer, Secretary and	June 22, 2005
David H. Russian	Chief Financial Officer
(Principal Financial Officer)

/s/ ROBERT GUYETT	Director	June 22, 2005
Robert Guyett	(Chairman of the Board)

/s/ CARLTON J. EIBL	Director	June 22, 2005
Carlton J. Eibl

/s/ MARK ROSSI	Director	June 22, 2005
Mark Rossi

/s/ JEAN LAVIGNE	Director	June 22, 2005
Jean Lavigne

/s/ THOMAS J. RINGER	Director	June 22, 2005
Thomas J. Ringer

/s/ JOSE L. CORTES	Director	June 22, 2005
Jose L. Cortes

/s/ EDWARD CAUDILL	Director	June 22, 2005
Edward Caudill

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan (incorporated by reference to Appendix "C" to the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders filed with the Commission on April 4, 2005)

4.2*	Form of 2005 Omnibus Equity Incentive Plan Notice of Stock Option Award and Stock Option Agreement

4.3*	Form of 2005 Omnibus Equity Incentive Plan Notice of Restricted Stock Award and Restricted Stock Agreement

4.4	Maxwell Technologies, Inc. 2004 Employee Stock Purchase Plan (incorporated by reference to Appendix "B" to the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders filed with the Commission on April 4, 2005)

5.1*	Opinion of Foley & Lardner LLP

23.1*	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

23.2*	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm

23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.4*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page hereof)

* Filed herewith